Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity and Incentive Plan of Applied Genetic Technologies Corporation of our report dated September 23, 2021, with respect to the financial statements of Applied Genetic Technologies Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tampa, Florida

September 23, 2021